UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 15, 2005

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PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

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Delaware	0-22911	65-032364
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3400 Coral Way, Miami, Florida 33145

(Address of principal executive offices) (Zip Code)

305-421-6800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 15, 2005, the board of directors of PanAmerican Bancorp (the “Company”) appointed Michael F. Rosinus as Class II director of the Company to serve until the 2007 annual meeting of stockholders and until his successor is duly elected and qualified. There are no arrangements or understandings between Mr. Rosinus and any other persons, pursuant to which Mr. Rosinus was selected as a director of the Company.

Mr. Rosinus has been the portfolio manager at Tiedemann Investment Group since 1998. Tiedemann Rosinus LP, of which Mr. Rosinus is the General Partner, is the beneficial owner of 300,000 shares of the Company’s common stock (“Common Stock”) and Series F Common Stock Purchase Warrants to purchase 150,000 shares of Common Stock. A member of Mr. Rosinus’ immediate family owns 100 shares of Common Stock.

At this time, the compensation of Mr. Rosinus and committee(s), if any, of the Company’s board of directors on which Mr. Rosinus will serve have not been determined.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 18, 2005

PANAMERICAN BANCORP

By:	/s/ Michael E. Golden
Name:	Michael E. Golden
Title:	Chief Executive Officer and President

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